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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-219889 on Form S-1 of our report dated March 30, 2018, relating to the consolidated financial statements of Preferred Proppants Holdings, LLC appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 30, 2018

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  Exhibit 23.2